Exhibit 99.2

Rodman & Renshaw Announces Implementation Plan for Name Change to Direct
Markets Holdings Corp., New Business Strategy and Board Changes

-Management to Hold Conference Call at 10:00 AM (ET) Today-

NEW YORK – (BUSINESS WIRE) — May 15, 2012 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) (the “Company”) today announced the following business and strategic developments.

The Company intends to effect its name change to Direct Markets Holdings Corp. on June 1, 2012. The Company expects to begin trading on NASDAQ under a new ticker symbol, “MKTS”, as soon as practicable thereafter. The Company first announced its intent to change its corporate name in conjunction with the introduction of the DirectMarkets platform in February of this year and this change was approved by stockholders at the Company’s May 4, 2012 annual meeting of stockholders.

When the Company unveiled DirectMarkets at the Trade Tech 2012 Conference in March, it intended for Rodman & Renshaw, LLC, the Company’s broker-dealer affiliate, to be the only investment bank to effect securities transactions utilizing the platform. Following the introduction of the DirectMarkets platform, multiple potential users and strategic partners expressed their excitement and interest regarding the DirectMarkets initiative. However, the Company also received largely uniform feedback that the DirectMarkets platform should be available for all investment banks to use to service their issuer and investor clients, and that limiting it to any one investment bank would inhibit the widespread adoption of the DirectMarkets platform.

Following a careful review of its strategy and business model for the DirectMarkets platform, the Company has determined that making the platform “broker-neutral” and allowing public companies to select the investment bank of their choice to effect their securities transactions on the platform will maximize the potential of the DirectMarkets business. The Company has also concluded that remaining affiliated with one specific investment bank will hinder its ability to implement the “broker-neutral” strategy and will limit the commercialization of the DirectMarkets platform. As a result of this strategic shift, the Company’s principal business moving forward will focus on developing financial technology applications and operating the DirectMarkets platform, which the Company believes will over time generate greater value for its stockholders than its legacy investment banking focused business strategy.

The DirectMarkets platform is an automated state-of-the art electronic transaction platform to directly link existing public company issuers and investors seeking to transact primary offerings of securities. Investment banks will utilize the DirectMarkets platform to electronically effect certain securities transactions for their issuer and investor clients. The DirectMarkets platform will also aggregate and provide data regarding public companies, and will allow public companies to distribute their public relations and investor relations information utilizing the DirectMarkets platform. Users of the DirectMarkets platform, which will include public companies, investment banks and institutional investors, will utilize and access the DirectMarkets platform pursuant to a license arrangement with the Company.

In conjunction with the implementation of the Company’s new business strategy, the Company’s board of directors has appointed Kevin Lupowitz as Chief Executive Officer of the Company effective September 1, 2012. Effective immediately, Mr. Lupowitz will become a member of the Company’s board of directors. Mr. Lupowitz presently is the Chief Executive Officer of Direct Markets, Inc., the Company’s subsidiary that has been developing the DirectMarkets platform. Prior to joining the Company in December 2011, Mr. Lupowitz was the Chief Information Officer at FXall, a leading electronic foreign exchange platform. Previously, he was a founding employee at Liquidnet, the global institutional trading network, where he was also Chief Information Officer. The Company’s current Chief Executive Officer, Edward Rubin, is expected to remain in that position through August 31, 2012, to guide the Company’s transition initiative.

As a result of the Company’s repositioning to become a technology focused business, General Wesley Clark has stepped down as Chairman and a member of the Company’s board of directors. Anthony Sanfilippo has also stepped down from the Company’s board of directors, but will remain the Company’s President. The Company expresses its deep gratitude to General Clark for his years of service and leadership.

Effective immediately, Winston J. Churchill, who joined the Company’s board of directors in 2007, has been appointed Chairman of the Board. Mr. Churchill has many years of experience investing in emerging growth companies in various segments of the high tech space, and we are grateful to be able to continue to benefit from his insights, guidance and leadership. Since 1996, Mr. Churchill has been the managing general partner of SCP Partners, which manages several venture capital funds. From 1993 to the present he has been the co-chairman of CIP Capital Management, Inc., which manages a “small business investment company,” as defined by the National Association of Small Business Investment Companies, which also invests primarily in technology companies. Mr. Churchill received a BS in Physics, summa cum laude, from Fordham University in 1962, an MA in Politics, Philosophy and Economics from Oxford University, where he was a Rhodes Scholar, in 1964, and a JD from Yale Law School in 1967. He is a Trustee Fellow of Fordham University and a member of several other public company boards in addition to the Company, as well as a number of private companies and non-profit entities.

In the coming months, as the Company prepares to commercialize the DirectMarkets platform, it expects to expand its board of directors to include members with experience in disciplines related to the DirectMarkets business, including the financial technology sector, to provide expertise and leadership in these areas.

As a result of the Company’s new business strategy of providing technology solutions to the financial services industry, and to maximize the value of its legacy investment banking business, the Company is assessing and exploring strategic alternatives for the Company’s investment banking business.

Commenting on these developments, Kevin Lupowitz stated, “Since joining the Company, I have guided the development of the DirectMarkets platform together with an experienced team of financial technology professionals whom we have recruited. The support that we have received from the Company’s founders and board has been unwavering. The DirectMarkets platform will be transformational to the capital raising process, most notably the primary offering process. I look forward to taking over the helm of the Company and guiding the successful commercialization of our new business.”

Conference Call Information

In conjunction with this release and the Company’s earnings release that was issued earlier today, a conference call will be held at 10:00 AM Eastern Time on May 15, 2012, hosted by Mr. Edward Rubin, Chief Executive Officer; Mr. David Horin, Chief Financial Officer; and Mr. Kevin Lupowitz, Chief Executive Officer of Direct Markets, Inc. Investors and analysts can participate in the conference call by dialing 1-877-407-9210 (United States) or 1-201-689-8049 (International).

The conference will be replayed in its entirety beginning at approximately 1:00 PM on May 15, 2012, through to 11:59 PM on May 22, 2012. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference #394442.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow some time following the completion of the conference call to access the archive of the webcast. Allow for time prior to the conference call webcast to visit the website and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM - News) is a holding company with a number of direct and indirect subsidiaries, including Direct Markets, Inc. and Rodman & Renshaw, LLC. For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

About Direct Markets, Inc.

Direct Markets, Inc. will operate an automated state-of-the-art electronic transaction platform to directly link existing public company issuers and investors seeking to transact primary offerings of securities. The DirectMarkets platform will bring unprecedented, cost-efficient access to the capital markets into the C-Suite of public companies and bypass certain traditional roles typically held by investment banks that presently control the transactional process. Both investors and issuers will benefit from 24/7 seamless access to the DirectMarkets platform through a graphical user interface (GUI) accessible via a desktop or laptop computer, as well as mobile smart devices such as tablets or smartphones. For more information, please visit www.directmkts.com.

About Rodman & Renshaw, LLC

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance including, but not limited to the timing and success of the roll-out of the DirectMarkets platform. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 15, 2011, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Source: Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc.
Investors:
Dave Horin, 212-356-0545
Chief Financial Officer

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